As filed with the Securities and Exchange Commission on December 2, 1996.

                                                           Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   ----------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------
                                TELS Corporation

               (Exact name of registrant as specified in charter)
        UTAH                                          87-0373840
(State of incorporation)                 (I.R.S. Employer Identification Number)
                          406 West South Jordan Parkway
                                    Suite 250
                            South Jordan, Utah 84095
                                 (801) 571-1182

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   ------------------------------------------

                 TEL Electronics, Inc. 1994 Director Option Plan

                              (Full title of plan)
                    -----------------------------------------

                             WILLIAM C. GIBBS, ESQ.
                             Snell & Wilmer, L.L.P.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 237-1900

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                     ----------------------------------------

         Approximate  date  of  proposed  commencement  of  sales:  As  soon  as
practicable  after  this  Registration  Statement  becomes  effective,   at  the
direction of employees who participate in the Plan (as defined herein).

                         CALCULATION OF REGISTRATION FEE


Title of each                         Proposed        Proposed
class of securities   Amount to be     maximum         maximum        Amount of
 to be registered(2)  registered(3) offering price    aggregate     registration
                                      per unit(1)  offering price(1)    fee

Common Stock,            270,000       $.5782           $156,114       $47.31
$.02 par value
==================== ============== ============== ================ ============

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices for shares of Common Stock, as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") on November 25, 1996.

(2) This Registration Statement also shall cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the registrant.

(3) Of this total, 270,000 shares represent shares authorized for issuance upon exercise of options under the TEL Electronics, Inc. 1994 Director Option Plan (the "Plan"). There are a total of 500,000 shares of Common Stock authorized for issuance under the Plan, the remaining 230,000 of which are being registered pursuant to a registration statement and reoffer prospectus on Form S-8 filed by the Company with the Commission on December 2, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     1. The Company's Form 10-K Report for the fiscal year ended December 31, 1995;
     2. The Company's Form 10-Q Report for the fiscal quarter ended March 31, 1996;

     3. The  Company's  Form 10-Q Report for the fiscal  quarter  ended June 30,
1996;
     4. The Company's Form 10-Q Report for the fiscal quarter ended September 30, 1996;

         5. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 3, 1996, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         6. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on November 15, 1984, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.           Indemnification of Officers and Directors

         The law of Utah permits extensive indemnification of present and former directors, officers, employees or agents of a Utah company, whether or not authority for such indemnification is contained in the indemnifying Company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article VI of the Company's Bylaws. Under Utah law, in order for a Company to provide indemnification, a disinterested majority of the Company's board of directors, independent legal counsel, a court or the shareholders must find that the director, officer, employee or agent acted, or failed to act, in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity with the Company, was in the best interests of the Company or, in all other cases, was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, in which case, unless limited by the Articles of Incorporation, when a director, officer, employee or agent must be indemnified against reasonable expenses incurred by him in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such persons.

         The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company's Bylaws also provide that a corporation may indemnify a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. No indemnification shall be made in respect of any claim or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action is brought determines that in view of all circumstances such person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

         The Company's Bylaws also provide that a director may, to the extent that he is successful on the merits and defense of any action, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. A determination of whether indemnification is proper shall be made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The Company may advance expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the director to repay such amount unless it is determined that he is entitled to be indemnified.

Item 7.           Exemption from Registration

                        Not applicable.


Item 8.           Exhibits

         Exhibit No.       Description

          4.1              TEL Electronics, Inc. 1994 Director Option Plan.

          5.1              Opinion of Snell & Wilmer, L.L.P.

         23.1              Consent of Coopers & Lybrand, L.L.P.

         23.2              Consent of KPMG Peat Marwick, L.L.P.

         23.3 Consent of Snell & Wilmer (included in the opinion filed as Exhibit 5.1).



Item 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a)      To  include  any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. If the registrant is a foreign private issuer, to file a post-effective amendment to this registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         5. For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities at that time and shall be deemed to be the initial bona fide offering thereof.

         6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on the 27th day of November, 1996.

                                                     TELS Corporation


                                                     By:  /s/ Stephen M. Nelson
                                                          Stephen M. Nelson
                                                          Director and President


                                                     By:  /s/ Deborah Walford
                                                          Deborah Walford
                                                          Controller

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                    Title                              Date


/s/ John L. Gunter        Chairman of the Board of
John L. Gunter             Directors and Chief                November  29, 1996
                           Executive Officer

/s/ William H. Gardner    Director and Secretary              November  29, 1996
Willard H. Gardner


/s/ Stephen M. Nelson     Director and President              November  27, 1996
Stephen M. Nelson


/s/ David K. Doyle        Director                            November  27, 1996
David K. Doyle


/s/ Ming T. Chen          Director                            November  27, 1996
Ming T. Chen